                                                                      EXHIBIT 99

[JOHNSON CONTROLS LOGO]                                             NEWS RELEASE

--------------------------------------------------------------------------------
JOHNSON CONTROLS, INC., IS A GLOBAL MARKET LEADER IN AUTOMOTIVE SYSTEMS AND FACILITY MANAGEMENT AND CONTROL. IN THE AUTOMOTIVE MARKET, IT IS A MAJOR SUPPLIER OF SEATING AND INTERIOR SYSTEMS, AND BATTERIES. FOR NONRESIDENTIAL FACILITIES, JOHNSON CONTROLS PROVIDES BUILDING CONTROL SYSTEMS AND SERVICES, ENERGY MANAGEMENT AND INTEGRATED FACILITY MANAGEMENT. JOHNSON CONTROLS (NYSE:JCI), FOUNDED IN 1885, HAS HEADQUARTERS IN MILWAUKEE, WISCONSIN.
--------------------------------------------------------------------------------


CONTACT:  Glen Ponczak                                RELEASE:  October 23, 2002
          (414) 524-2375
          Denise Zutz
          (414) 524-3155


-JOHNSON CONTROLS ACHIEVES 2002 SALES OF $20 BILLION AND EPS RECORD OF $6.35 -FOURTH-QUARTER SALES INCREASE 12%; EPS UP 10% TO $2.02

       MILWAUKEE, WISCONSIN, October 23, 2002 ... Johnson Controls, Inc. (JCI) today reported record sales and net income for the fourth quarter and full year of 2002.

       The achievements qualified as the company's 56th consecutive year of sales increases, its 12th straight year of record earnings and the 27th consecutive year of dividend increases.

       James H. Keyes, Johnson Controls Chairman, said "The company's track record flows from the success of our growth strategies and the dedication of our employees. We are committed to helping our customers, employees, communities and shareholders succeed, and we are grateful for their support during 2002."

Full-Year Consolidated Results

       Sales totaled $20.1 billion, up 9% from $18.4 billion for the 12 months ended September 30, 2001. Operating income also increased 9%, reaching $1.1 billion compared with the prior year's $1.0 billion. Net income for fiscal 2002 was $601 million, up 11% from $542 million. Diluted earnings per share for 2002 were $6.35 compared with $5.79 for the prior year.

       Amounts for 2001 have been adjusted to exclude the effects of goodwill amortization expense.

       John M. Barth, President and Chief Executive Officer, stated "Both our automotive and controls businesses achieved record results for the year. Revenues rose as Johnson Controls' market shares increased, and we were able to supply more integrated systems and solutions to our customers. In addition, we continue to improve the quality and productivity of our products and processes which increase customer satisfaction and enable us to reinvest in innovation and technology."

                                     -more-

                                                                October 23, 2002
                                                                Page 2

       Johnson Controls said that free cash flow increased to $621 million for 2002 compared with $367 million last year due to the increase in net income and a decline in capital expenditures. Capital spending decreased to $496 million for 2002 from $621 million due to delays and spending efficiencies. The company's ratio of total debt to total capitalization declined to 36% at September 30, 2002 from 38% at the end of 2001.

4th Quarter Consolidated Results

       Sales for the three months ended September 30, 2002 increased 12% to $5.2 billion from $4.6 billion for the same period of 2001. Operating income was $344 million, up 12% from $308 million. Net income rose 11% to $191 million, up from $172 million for the fourth quarter of 2001, while diluted earnings per share increased 10% to $2.02 for 2002 from $1.84.

Automotive Systems Group
(dollars in millions)                                    4th Quarter                            Year
                                                         -----------                            ----
                                                     2002         2001     %             2002          2001      %
                                                     ----         ----    ---            ----          ----     ---
Sales                                               $3,784.2    $3,330.6   14          $15,014.6     $13,620.5  10
Operating Income                                      $260.6      $218.3   19             $862.8        $780.0  11

       Johnson Controls continued its record for growth in the automotive industry with sales increasing 14% for the fourth quarter and 10% for the full year. The primary growth driver was new interiors systems business involving seating, instrument panel, overhead, door and electronics systems. The inclusion of a France-based electronics business acquired in October 2001 also contributed to the year-over-year sales increases.

       The company said that automotive battery sales also increased for the three and 12-month periods reflecting an increase in its share of the North American replacement market and the October 2001 acquisition of a Germany-based battery manufacturer.

       For the fourth quarter, regional interiors sales comparisons to the prior year are: North America up 3%; Europe up 38%; Asia up 11%; and, South America down 23%. The full year comparisons are: North America up 4%; Europe up 22%; Asia up 7%; and, South America down 22%. North American sales comparisons reflect the deconsolidation of a joint venture during 2002.


                                     -more-

                                                                October 23, 2002
                                                                Page 3

       Operating income for the automotive group also increased for both 2002 periods reflecting an improved performance by North American interiors and battery operations. Quality and productivity increases, cost reductions and the strong level of vehicle production were the principal reasons domestic operating income was higher. Operating income from Asian operations also increased. European results were below the prior year due to higher costs relating to manufacturing footprint changes, new program launches and engineering.

Controls Group
(dollars in millions)                                  4th Quarter                              Year
                                                       -----------                              ----
                                                    2002         2001     %               2002         2001      %
                                                    ----         ----    ---              ----         ----     ---
Sales                                              $1,434.0    $1,318.5   9              $5,088.8     $4,806.7   6
Operating Income                                      $83.8       $90.1  (7)               $259.2       $251.9   3

       Controls Group sales increased 9% for the fourth quarter and 6% for the 12 months of 2002. The increases were due to a higher level of systems and services activity in the non-residential buildings market, primarily in North America.

       For the fourth quarter, regional sales comparisons are: North America up 10%; Europe up 10%; and, Asia up 7%. Sales comparisons for the full year of 2002 are: North America up 8%; Europe up 24%; and, Asia down 32%. The full-year comparisons reflect the acquisition of a European controls company and the deconsolidation of a Japanese facility management services joint venture effective during the third quarter of 2001.

       Operating income for the fourth quarter was 7% below the strong prior year amount primarily due to the resolution of scope changes on certain facility management contracts. In Europe, the integration and conversion of multiple management information systems as well as higher marketing investments contributed to the quarterly decline. On a full year basis, operating income rose 3% reflecting the higher sales volume and operating improvements in North America.

       The backlog of uncompleted control system installation contracts at the end of 2002 was 11% higher than one year ago. The increase reflects a higher level of orders for Metasys(R), which integrates the control of a building's comfort, energy, security, and fire systems to improve reliability while reducing energy and operating costs. Demand was the strongest from the North American education and health care sectors.



                                     -more-

                                                                October 23, 2002
                                                                Page 4

Acquisition Update

       Johnson Controls said that its pending acquisition of the battery business of Varta AG has received all necessary regulatory approvals. The business, which is headquartered in Hannover, Germany, is a major supplier of automotive batteries and is a leader in the development of batteries for emerging 42-volt electrical system and hybrid vehicles.

                                    * * * * *

Johnson Controls is a global market leader in automotive systems and facility management and control. In the automotive market, it is a major supplier of integrated seating and interior systems, and batteries. For nonresidential facilities, Johnson Controls provides control systems and services including comfort, energy and security management. Johnson Controls (NYSE: JCI), founded in 1885, has headquarters in Milwaukee, Wisconsin.

Johnson Controls makes forward-looking statements in this document that are based on preliminary data and are subject to risks and uncertainties. Forward-looking statements include information concerning possible or assumed future risks and may include words such as "believes," "expects," "anticipates" or similar expressions. For those statements, the company cautions that numerous important factors, such as automotive vehicle production levels and schedules, the strength of the U.S. or other economies, currency exchange rates, the completion of an acquisition, cancellation of commercial contracts, as well as those factors discussed in the company's Form 8-K (dated November 5, 2001) could affect the company's actual results and could cause its actual consolidated results to differ materially from those expressed in any forward-looking statement made by, or on behalf of, the company.

                        CONSOLIDATED STATEMENT OF INCOME
                      (in millions, except per share data)


                                                      Three Months Ended September 30,            Year Ended September 30,
                                                                 (unaudited)
                                                   -------------------------------------- -----------------------------------------
                                                                  Adjusted                                Adjusted
                                                       2002         2001*        2001          2002         2001*         2001
                                                   ------------ ------------ ------------ ------------- ------------- -------------
   Net sales                                       $   5,218.2  $   4,649.1  $   4,649.1  $   20,103.4  $   18,427.2  $   18,427.2
   Cost of sales                                       4,439.7      3,982.4      3,982.4      17,256.5      15,823.2      15,823.2
                                                   ------------ ------------ ------------ ------------- ------------- -------------
       Gross profit                                      778.5        666.7        666.7       2,846.9       2,604.0       2,604.0

   Selling, general and administrative expenses          434.1        358.3        375.7       1,724.9       1,572.1       1,642.9
                                                   ------------ ------------ ------------ ------------- ------------- -------------
       Operating income                                  344.4        308.4        291.0       1,122.0       1,031.9         961.1

   Interest income                                         3.4          5.3          5.3          11.9          19.4          19.4
   Interest expense                                      (30.4)       (30.4)       (30.4)       (122.3)       (129.4)       (129.4)
   Equity income                                          12.2         12.6         12.6          37.9          31.8          31.8
   Miscellaneous - net                                   (17.0)        (5.0)        (5.0)        (43.5)        (15.8)        (15.8)
                                                   ------------ ------------ ------------ ------------- ------------- -------------
       Other income (expense)                            (31.8)       (17.5)       (17.5)       (116.0)        (94.0)        (94.0)
                                                   ------------ ------------ ------------ ------------- ------------- -------------

   Income before income taxes and minority
     interests                                           312.6        290.9        273.5       1,006.0         937.9         867.1

   Provision for income taxes                            106.3        107.6        105.8         347.6         342.9         335.5
   Minority interests in net earnings of
     subsidiaries                                         15.8         11.4         11.4          57.9          53.3          53.3
                                                   ------------ ------------ ------------ ------------- ------------- -------------

   Net income                                      $     190.5  $     171.9  $     156.3  $      600.5  $      541.7  $      478.3
                                                   ============ ============ ============ ============= ============= =============

   Earnings available for common shareholders      $     188.7  $     169.8  $     154.2  $      592.8  $      532.9  $      469.5
                                                   ============ ============ ============ ============= ============= =============

   Earnings per share
       Basic                                       $      2.13  $      1.94  $      1.77  $       6.71  $       6.14  $       5.41
                                                   ============ ============ ============ ============= ============= =============
       Diluted                                     $      2.02  $      1.84  $      1.67  $       6.35  $       5.79  $       5.11
                                                   ============ ============ ============ ============= ============= =============



* The adjusted information for the three months and year ended September 30, 2001 is presented as if FAS 142 (see Note 1) had been adopted October 1, 2000. Results have been adjusted to exclude goodwill amortization expense ($17.4 million and $70.8 million in the three months and year ended September 30, 2001, respectively) and the related income tax effect.

                                    FOOTNOTES



1. The Company adopted Statement of Financial Accounting Standards (FAS) No. 142 "Goodwill and Other Intangible Assets", effective October 1, 2001. Under FAS 142 goodwill will no longer be amortized; however, it must be tested for impairment at least annually. Amortization will continue to be recorded for other intangible assets with determinable lives. The Company's financial statements include comparative adjusted information which assumes FAS 142 had been adopted October 1, 2000.

2. Effective October 1, 2001, the Company completed the acquisitions of the automotive electronics business of France-based Sagem SA and the German automotive battery manufacturer Hoppecke Automotive GmbH & Co. KG. In April 2002, the Company acquired the remaining 45% interest in Yokogawa Johnson Controls Corporation, a Controls Group business in Japan.

3. Basic earnings per share is computed by dividing net income, after deducting dividend requirements on the Series D Convertible Preferred Stock, by the weighted average number of common shares outstanding. Diluted earnings are computed by deducting from net income the after-tax compensation expense which would arise from the assumed conversion of the Series D Convertible Preferred Stock, which was $0.6 million and $0.8 million for the three months ended September 30, 2002 and 2001, respectively, and $2.8 million and $3.4 million for the year ended September 30, 2002 and 2001, respectively. Diluted weighted average shares assume the conversion of the Series D Convertible Preferred Stock, if dilutive, plus the dilutive effect of common stock equivalents which would arise from the exercise of stock options.



                                                      Three Months Ended                     Year Ended
   (in millions)                                        September 30,                       September 30,
                                             ---------------------------------    ----------------------------------
                                                  2002             2001                2002              2001
                                             ---------------- ----------------    ----------------  ----------------
   Weighted Average Shares
   Basic                                           88.8             87.4                88.4              86.8
   Diluted                                         94.4             93.8                94.1              93.0

   Outstanding at period end                                                            88.9              87.5


                                SUPPLEMENTAL DATA

                                                      Three Months Ended                     Year Ended
   (in millions)                                        September 30,                       September 30,
                                             ---------------------------------    ----------------------------------
                                                  2002             2001                2002              2001
                                             ---------------- ----------------    ----------------  ----------------
   Depreciation                                    $134             $115                $499              $434
   Amortization of intangibles                      $4              $4*                 $17               $13*
   Capital expenditures                            $163             $161                $496              $621
   Free cash flow                                  $166             $129*               $621              $367*
    (Net income plus depreciation
    and amortization, minus
    capital expenditures)

   Total debt to total capitalization                                                   36%               38%

   * Adjusted to exclude the effect of goodwill amortization.